UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(RULE 14C-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:
☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
MEDQUIST INC.
(Name of Registrant as Specified In Its Charter)
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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MEDQUIST INC.
1000 Bishops Gate Blvd., Suite 300
Mount Laurel, NJ 08054-4632
[                    ], 2009
NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
Dear Shareholders:
     The purpose of this letter is to inform you that on July 8, 2009 the holder of a majority in voting interest of the outstanding common stock of MedQuist Inc., a New Jersey corporation (the “Company”), executed and delivered a written consent adopting resolutions to remove two directors, Mark Schwarz and Brian O’Donoghue, from the Board of Directors of the Company.
     The removal of the directors is described in greater detail in the information statement accompanying this notice. The written consent that we received constitutes the only shareholder approval required to remove Mark Schwarz and Brian O’Donoghue as directors of the Company under the New Jersey Business Corporation Act and the Company’s certificate of incorporation and bylaws. In accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, the removal of directors provided for in the written consent will not become effective until 20 days after the information statement is sent or given to shareholders of record as of July 8, 2009.
     The accompanying information statement is for information purposes only. You are urged to read the information statement carefully but are not required to take any action.

Sincerely,

Mark R. Sullivan
General Counsel, Chief Compliance
Officer and Secretary

MEDQUIST INC.
1000 Bishops Gate Blvd., Suite 300
Mount Laurel, NJ 08054-4632
INFORMATION STATEMENT
[                                        ], 2009
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL
PURPOSES. YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY BUT
YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT
REGARDING NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT.
THIS INFORMATION STATEMENT IS AVAILABLE AT: [Insert website address]
          This Information Statement is being furnished by the Company pursuant to Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement is being provided solely for informational purposes and not in connection with a vote of the Company’s shareholders.
          This Information Statement is being mailed on or about [                    ], 2009 to the holders of record at the close of business on
July 8, 2009 of shares of common stock (no par value) of MedQuist Inc., a New Jersey corporation (which may be referred to herein as “we,” “our,” “us” or the “Company”), in connection with the execution and delivery of a written consent on July 8, 2009, by CBay Inc., a Delaware corporation and the holder of a majority in voting interest of the outstanding common stock of the Company, to the Company providing for the removal of Mark Schwarz and Brian O’Donoghue from their positions on the Company’s Board of Directors. A copy of CBay Inc.’s written consent is attached as Annex A to this Information Statement.
          Following their removal, our Board of Directors will be comprised of eight directors (Robert Aquilina, Warren E. Pinckert II, Frank Baker, Peter Berger, Michael Seedman, John F. Jastrem, Colin J. O’Brien and Andrew Vogel), including four directors (Messrs. Jastrem, O’Brien, Pinckert and Vogel) that our Board of Directors has determined are “independent” in accordance with the independence requirements of The NASDAQ Stock Market LLC. Pursuant to Section 4.4 of our bylaws, the two vacancies created can only be filled by an affirmative vote of a majority of the remaining directors.
          We are distributing this Information Statement to our shareholders in full satisfaction of the notice requirements under Section 14A:5-6(2)(b) of the New Jersey Business Corporation Act (the “NJBCA”). No additional action will be undertaken by us with respect to the receipt of the written consent, and our shareholders are not entitled to any appraisal or dissenters’ rights under New Jersey law, our certificate of incorporation or our bylaws as a result of the actions to be taken pursuant to the written consent.
Voting Required; Manner of Approval
          Pursuant to Section 14A:6-6 of the NJBCA, any of our directors can be removed by the affirmative vote of the majority of the votes cast by the holders of our shares entitled to vote for the election of directors. Pursuant to Section 14A:5-6(2) of the NJBCA, any action required or permitted to be taken at a meeting of shareholders by the NJBCA other than the annual election of directors may be taken without a meeting, without prior notice and without a vote upon the written consent of our shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of our shareholders entitled to vote thereon were present and voting. Pursuant to Section 3.2 of our bylaws, each share of our common stock entitles the holder thereof to one vote on each matter submitted to a vote of the shareholders, and each holder of shares of our common stock is entitled to vote for the election of our directors. Furthermore, our common stock includes all of our issued and outstanding voting stock. Accordingly, the removal of a director from our Board of Directors may be effected by a written consent executed by shareholders representing a majority of our outstanding common shares.
          The removal of Mark Schwarz and Brian O’Donoghue from our Board of Directors was approved by the written consent of our majority shareholder, CBay Inc., on July 8, 2009. As of such date, there were 37,555,893 outstanding shares of our common stock, and CBay Inc. held 26,085,086 of our outstanding common shares, representing approximately 69.5% of the outstanding shares of our common stock. In accordance with the NJBCA, no further vote, approval or consent of our shareholders is required to approve or authorize the removal of Mark Schwarz and Brian O’Donoghue from our Board of Directors.
Effective Date
          Pursuant to Rule 14c-2 promulgated under the Exchange Act, the removal of Mark Schwarz and Brian O’Donoghue from our Board of Directors will be effective on [                    ], 2009, which is the date that is twenty calendar days after the date on which this Information Statement is being sent to our shareholders.
Security Ownership of our Directors, Executive Officers, and 5% Beneficial Owners
The following table shows information known to us about beneficial ownership of our common stock by:
•	Each person we know to be the beneficial owner of at least five percent of our common stock;

•	Each current director;

•	Each person named in our Summary Compensation Table in our annual report on Form 10-K/A, as filed with the United States Securities and Exchange Commission (the “SEC”) on April 30, 2009; and

•	All of our current directors and executive officers as a group.
          The percentages of shares outstanding provided in the table below are based on 37,555,893 shares of our common stock outstanding as of July 8, 2009. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table below has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options that are exercisable within 60 days of July 8, 2009 are included in the table below and are considered to be outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of our directors and executive officers is c/o MedQuist Inc., 1000 Bishops Gate Blvd., Suite 300, Mount Laurel, New Jersey, 08054.

	Number of Shares	Percent of
	of Common Stock	Shares
Name of Beneficial Owner	Beneficially Owned	Outstanding
CBay Inc. (1) 2661 Riva Road Building 1000, Fifth Floor Annapolis MD 21401	26,085,086	69.5%
Costa Brava Partnership III L.P. (2) 420 Boyleston Street Boston, Massachusetts 02116	2,367,138	6.3%

Directors, Named Executive Officers and Former Named Executive Officers

	Number of Shares	Percent of
	of Common Stock	Shares
Name of Beneficial Owner	Beneficially Owned	Outstanding
Brian O’Donoghue (3)	554,651	1.5%
Warren E. Pinckert, II	1,000	*
Robert Aquilina (1)	26,085,086	69.5%
Frank Baker (1)	26,085,086	69.5%
Mark E. Schwarz (4)	1,194,004	3.2%
Peter E. Berger (1)	26,085,086	69.5%
Michael Seedman (1)	26,085,086	69.5%
John F. Jastrem	—	—
Colin J. O’Brien	15,998	*
Andrew E. Vogel	—	—
Peter Masanotti	—	—
Howard S. Hoffmann	—	—
Kathleen E. Donovan (5)	—	—
R. Scott Bennett (6)	—	—
Mark Ivie (7)	86,192	*
Mark R. Sullivan (8)	2,576	*
Michael Clark (9)	29,000	*
James Brennan	—	—
Alan Gold	—	—
Dominick Golio	—	—
All current directors and executive officers as a group (15 persons) (1) (3) (4) (7) (8) (9) (10)	27,951,509	74.4%

*	Less than one percent.

(1)	According to a Schedule 13D/A filed with the SEC on April 24, 2009: (i) CBay Inc. (CBay) is a Delaware corporation, the principal business of which is to serve as an intermediate holding company for a portfolio of businesses that provide U.S. medical transcription, healthcare technology and healthcare financial services operations; (ii) CBaySystems Holdings Limited (CBaySystems) is a British Virgin Islands company, the principal business of which is to serve as a holding company for a portfolio of businesses that provide medical transcription, healthcare technology and healthcare financial services operations; (iii) S.A.C. PEI CB Investment, L.P. (SAC CBI) is a Cayman Islands limited partnership, the principal business of which is to invest in securities of CBaySystems; (iv) S.A.C. PEI CB Investment GP, Limited (SAC CBI GP) is a Cayman Islands company, the principal business of which is to serve as general partner of SAC CBI; (v) S.A.C. Private Equity Investors, L.P. (SAC PEI) is a Cayman Islands limited partnership, the principal business of which is to invest in the securities of various companies; (vi) S.A.C. Private Equity GP, L.P. (SAC PEI GP) is a Cayman Islands limited partnership, the principal business of which is to serve as general partner of SAC PEI; (vii) S.A.C. Capital Management, LLC (SAC Capital Management) is a Delaware limited liability company, the principal business of which is to serve as investment manager to certain private investment funds and to serve as general partner of SAC PEI GP; (viii) Steven A. Cohen is a resident of Connecticut, the principal business of whom is to serve as the principal of certain investment managers, including SAC Capital Management and certain other affiliated entities; and (ix) by reason of such relationships, each of Mr. Cohen, CBay, CBaySystems, SAC CBI, SAC CBI GP, SAC PEI, SAC PEI GP and SAC Capital Management may be deemed, pursuant to Rule 13d-3 of the Exchange Act, to be the beneficial owners of all shares of common stock held by CBay. In addition, (i) Robert Aquilina is Chairman of CBay and CBaySystems, (ii) Frank Baker is a director of CBaySystems, (iii) Peter E. Berger is a director of SAC CBI GP and CBaySystems, and (iv) Michael Seedman is Chief Technology Officer of CBay and CBaySystems. Each of the persons identified in this Note (1) expressly disclaims beneficial ownership of securities held by any person or entity other than, to the extent of any pecuniary interest therein, the various accounts under such person’s management and control.

(2)	According to a Schedule 13D/A filed with the SEC on April 17, 2009: (i) Costa Brava Partnership III L.P. (Costa Brava) is a Delaware limited partnership, the principal business of which is investing in securities; (ii) Roark, Rearden & Hamot, LLC (RRH) is a Delaware limited liability company, the principal business of which is acting as the general partner of Costa Brava; (iii) Seth W. Hamot is an individual whose principal business is serving as the President of RRH; (iv) Andrew R. Siegel is an individual whose principal business is serving as a Senior Vice President of RRH, (v) Jay Scollins is an individual whose principle business is serving as Chief Financial Officer of RRH, and (vi) by reason of such relationships, RRH, Mr. Hamot, Mr. Siegel and Mr. Scollins may be deemed, pursuant to Rule 13d-3 of the Exchange Act, to be the beneficial owners of the shares of common stock held by Costa Brava.

(3)	According to information we received from Mr. O’Donoghue, the shares are held by Arklow, a pooled investment vehicle, the principal business of which is investing in securities. Arklow Capital, LLC (Arklow Capital), of which Mr. O’Donoghue is a founder and managing member, is the investment manager of Arklow and by reason of such relationships, Arklow Capital and Mr. O’Donoghue may be deemed, pursuant to Rule 13d-3 of the Exchange Act, to be the beneficial owner of all shares of common stock held by the Master Fund.

(4)	The number of shares deemed beneficially owned by Mr. Schwarz are according to a Form 4 filed with the SEC on July 8, 2009.

(5)	Ms. Donovan is our former Senior Vice President and Chief Financial Officer. Ms. Donovan’s employment with us ended upon her resignation effective on November 21, 2008.

(6)	Mr. Bennett is our former Senior Vice President of Sales and Marketing. Mr. Bennett’s employment with us terminated on October 30, 2008.

(7)	Includes options to purchase 60,000 shares of our common stock held by Mr. Ivie that may be exercised within 60 days of July 8, 2009.

(8)	Includes options to purchase 2,500 shares of our common stock held by Mr. Sullivan that may be exercised within 60 days of July 8, 2009.

(9)	Includes options to purchase 29,000 shares of our common stock held by Mr. Clark that may be exercised within 60 days of July 8, 2009.

(10)	Includes our current directors (Messrs. Aquilina, Baker, Berger, Jastrem, O’Brien, O’Donoghue, Pinckert, Schwarz, Seedman and Vogel) and our current executive officers (Messrs. Masanotti, Ivie, Clark, Brennan, Sullivan, Golio and Gold, and Kevin Piltz).
Interest of Certain Persons in the Removal
The security ownership of certain beneficial owners and management are set forth above in the Section entitled “Security Ownership of our Directors, Executive Officers, and 5% Beneficial Owners.” Except as disclosed above, none of the following persons has any substantial interest, direct or indirect, in the matter to be acted upon:
(1)	Any director or officer of the Company since January 1, 2008; or

(2)	Associates or affiliates of the persons described in (1).

Change of Control Since Beginning of Last Fiscal Year
          On August 6, 2008, CBay Inc. acquired 26,085,086 of our common shares, representing a 69.5% ownership interest, from Koninklijke Philips Electronics N.V. (“Philips”) for $98,079,398.75 in cash and notes issued by CBay Inc. to Philips with an aggregate principal amount of $117,179,037.31.
Distribution of Information Statement
          We will pay the costs of distributing this Information Statement to our shareholders. The distribution will be made by mail. Only one copy of this Information Statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will promptly deliver upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such request to the Secretary of the Company in writing or by telephone at 1000 Bishops Gate Blvd., Suite 300, Mount Laurel, NJ 08054-4632, (856) 206-4000. A shareholder at a shared address may request the delivery of a separate copy, and shareholders sharing an address may request delivery of a single copy, of future annual reports to shareholders, information statements, or notices of internet availability of proxy materials in a similar manner.
Where You Can Find More Information
          We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

Annex A

CONSENT OF MAJORITY SHAREHOLDER
OF
MEDQUIST INC.
In Lieu of Special Meeting
In Accordance with N.J.S. 14A:5-6(2)
July 8, 2009
          The undersigned holder of a majority of the shares entitled to vote for the election of members of the Board of Directors of MedQuist Inc., a New Jersey corporation (the “Corporation”), acting without a meeting pursuant to Section 14A:5-6(2) of the New Jersey Business Corporation Act (“NJBCA”), hereby consents to the adoption of the following resolutions as of the date set forth above:
Removal of Directors
          WHEREAS, Mark Schwarz and Brian O’Donoghue serve as members of the Board of Directors of the Corporation;
          WHEREAS, the undersigned believes it to be desirable and in the best interests of the Corporation and its shareholders to remove Mark Schwarz and Brian O’Donoghue from the Board of Directors of the Corporation;
          WHEREAS, in accordance with Section 14A:6-6 of the NJBCA, any member of the Board of Directors of the Corporation may be removed by the affirmative vote of the majority of the votes cast by the holders of shares of the Corporation entitled to vote for the election of members of the Board of Directors; and
          WHEREAS, in accordance with Section 14A:5-6 of the NJBCA and Rule 14c-2 promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation must (i) provide all non-consenting shareholders of the Corporation who would have been entitled to notice of a meeting to vote upon the resolutions hereby consented to with notice of the action consented to pursuant to such resolutions, the proposed effective date of such action, and any conditions precedent to such action at least 10 days before the proposed effective date of such action, and (ii) send to all non-consenting shareholders of the Corporation who would have been entitled to consent to the resolutions hereby consented to a definitive information statement notifying such non-consenting shareholders of the resolutions hereby consented to at least 20 days before the proposed effective date of such resolutions.
          NOW, THEREFORE, BE IT RESOLVED, that Mark Schwarz and Brian O’Donoghue are hereby removed from the Board of Directors of the Corporation effective as of the later of (i) 10 days after notice of this Action by Written Consent is given by the Corporation to the Corporation’s shareholders pursuant to Section 14A:5-6 of the NJBCA, and (ii) 20 days after the Corporation sends to all non-consenting shareholders of the Corporation who would have been entitled to consent to the resolutions hereby consented to a definitive information statement pursuant to Rule 14c-2 promulgated under the Exchange Act; and further
Filings and Other Approvals
          RESOLVED, that the Board of Directors or any President, Vice President or other executive officer of the Corporation (each, an “Authorized Person” and together, the “Authorized Persons”) is authorized and directed to prepare, execute and file, or cause to be prepared, executed and filed, all agreements, certificates, statements, reports, documents, instruments and papers required to be filed by the Corporation in order for the Corporation to comply with all applicable requirements and regulations of applicable law and any administrative or governmental agency (domestic or foreign) in connection with any matter contemplated by these resolutions (including an information statement pursuant to Rule 14c-2 promulgated under the Exchange Act) and such other agreements, certificates, statements, reports, documents, instruments and papers as may be executed by any such Authorized Person pursuant to these resolutions and the transactions contemplated thereby and hereby; and further
General
          RESOLVED, that prompt notice of this action shall be given to those shareholders of the Corporation entitled to vote who have not signed this consent, as provided in Section 14A:5-6 of the NJBCA; and further
          RESOLVED, that each Authorized Person is hereby authorized and directed to proceed with the preparation, revision, execution and filing of such documents and instruments and to proceed with such other arrangements as may be necessary or desirable to carry out the purposes of the transactions contemplated hereby, in the name and on behalf of the Corporation; and further
          RESOLVED, that each Authorized Person is authorized and directed to do any and all acts and things and to sign, seal, execute, acknowledge, file, record and deliver all agreements, certificates, statements, reports, documents, instruments and papers and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate to be done, signed, sealed, executed, acknowledged, filed, recorded, delivered or paid, in the name and on behalf of the Corporation, to effectuate the purpose and intent of these resolutions; and further
Ratification of Prior Acts
          RESOLVED, that any and all acts, transactions, agreements, certificates, statements, reports, documents, instruments or papers previously signed on behalf of the Corporation by any Authorized Person in connection with or in furtherance of the foregoing resolutions be, and they hereby are, in all respects approved and ratified as the true acts and deeds of the Corporation with the same force and effect as if each such act, transaction, agreement or certificate had been specifically authorized in advance by the written consent of shareholders of the Corporation holding a majority of the shares entitled to vote for the election of members of the Board of Directors of the Corporation.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned has executed this Consent of Majority Shareholder as of the date first set forth above.

CBAY INC.
By:	/s/ V. Raman Kumar
	Name:	V. Raman Kumar
	Title:	Vice Chairman